UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2026, 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), and 5E SVM, LLC, a wholly owned subsidiary of the Company (“5E SVM”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement” and the transactions contemplated thereunder, collectively, the “Acquisition”) with Searles Valley Minerals Inc., Trona Railway Company LLC and Searles Domestic Water Company LLC (collectively, the “Sellers”) and the other parties named therein. The Acquisition is being effectuated through a sale pursuant to section 363 of the Bankruptcy Code (as defined below) and is subject to approval by the Bankruptcy Court (as defined below). Any order of the Bankruptcy Court authorizing the Acquisition may be subject to objection, appeal, modification, stay or reversal, and there can be no assurance that the Bankruptcy Court will authorize the sale on the terms set forth in the Asset Purchase Agreement or at all.

On June 15, 2026, the Sellers filed voluntary petitions for relief commencing cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which are being jointly administered for procedural purposes only. On July 7, 2026, the Bankruptcy Court entered an order approving procedures to govern the sale process for certain assets of the Sellers (the “Bidding Procedures”), including, without limitation, the process for the submission of bids by prospective purchasers and the assumption and assignment of executory contracts and unexpired leases. On September 14, 2026, 5E SVM was selected as the successful bidder for the Specified Assets.

5E SVM has agreed to purchase specified assets (the “Specified Assets”) from the Sellers for consideration consisting of (i) approximately $3.4 million in cash (less the Earnest Money (as defined below)), (ii) 8.3 million shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company and (iii) a senior unsecured promissory note in an aggregate amount of approximately $6.2 million (the “Promissory Note”) issued by 5E SVM for distribution to certain lenders of the Sellers, as further described below. The Company has agreed to register the resale of the Shares following the consummation of the Acquisition (the “Closing”). Under the Asset Purchase Agreement, 5E SVM has also agreed to assume specified liabilities and contracts relating to the Specified Assets (the “Assumed Liabilities”), subject to certain limitations.

5E SVM made a $300,000 deposit (the “Earnest Money”) in connection with the signing of the Asset Purchase Agreement to be applied toward the cash consideration payable by 5E SVM upon the Closing. The Earnest Money will be returned to 5E SVM if the Asset Purchase Agreement is terminated, unless it is terminated by the Sellers as a result of 5E SVM’s breach, in which case the Earnest Money will be forfeited and retained by the Sellers. Pursuant to the Asset Purchase Agreement, the Company agreed to guarantee 5E SVM’s obligation to pay the cash consideration and certain of 5E SVM’s indemnification obligations to the Sellers and Nirma Limited (“Seller Related Party”).

The Specified Assets primarily consist of all real property owned by the Sellers, including the Sellers’ Argus, Westend and Trona production facilities and approximately 9,000 acres of Searles Lake brine resources, in each case located in San Bernardino County, California, together with the short-line railroad operated by Trona Railway Company LLC, potable water production and distribution facilities serving the Sellers’ operations and the neighboring Trona community, and related on-site utilities, storage, distribution and support infrastructure, as well as specified machinery, equipment, inventory, permits, licenses, contracts, intellectual property and other assets relating thereto. Certain assets of the Sellers do not constitute the Specified Assets, including certain cash and cash equivalents of the Sellers, specified contracts and other assets. The Assumed Liabilities primarily consist of liabilities and expenses relating to the Specified Assets, subject to specified limitations. Although the Specified Assets are expected to be transferred free and clear of liens, claims and encumbrances pursuant to section 363 of the Bankruptcy Code, certain environmental, reclamation and regulatory obligations applicable to 5E SVM as owner and operator of the Specified Assets following the Closing are expected to be expressly preserved under the Bankruptcy Court’s order approving the sale (the “Sale Order”), and the transfer of the Specified Assets may be subject to additional liabilities that cannot be extinguished in the bankruptcy process. 5E SVM is acquiring the Specified Assets on an “as is, where is” basis and will have limited or no post-Closing recourse against the Sellers with respect to the condition of the Specified Assets. The representations, warranties and pre-Closing covenants of the Sellers contained in the Asset Purchase Agreement will not survive the Closing of the Acquisition, except with respect to claims based on intentional fraud, and the Asset Purchase Agreement does not provide for indemnification by the Sellers in favor of 5E SVM for any breach thereof. Covenants that by their terms contemplate performance after the Closing will survive in accordance with their terms.

The Promissory Note will accrue interest at a rate of 14.5% per annum, which will accrue and be payable in-kind and capitalized quarterly to the principal amount thereof, and will require a cash payment of approximately $1.2 million on the 24-month anniversary of the issuance date but otherwise mature on the fifth anniversary of the issuance date. 5E SVM will have the right to prepay the Promissory Note at any time, in whole or in part, in cash without premium or penalty. The Promissory Note will contain customary representations and certain covenants of 5E SVM, including specified restrictions on 5E SVM’s ability to make restricted payments, subject to exceptions.

The consummation of the Acquisition is subject to customary Closing conditions, including the entry of the Sale Order by the Bankruptcy Court and the satisfaction of certain requirements under the Bidding Procedures. The Closing is also conditioned upon, with respect to the acquisition of the railroad assets of Trona Railway Company LLC, the receipt of any required authorization from the Surface

Transportation Board (the “STB”). If such STB authorization has not been received at the time of Closing, the transfer of such railroad assets will be deferred until such authorization is obtained.

Additionally, the Closing of the Acquisition is conditioned upon the Company’s receipt of $10.0 million in senior secured bridge financing to be provided by Seller Related Party or its designated subsidiary (the “Bridge Facility”), as well as the satisfaction of Closing conditions applicable to Seller Related Party. The Bridge Facility will be secured by substantially all of 5E SVM’s assets and guaranteed by the Company and accrue interest at a rate of 8.00% per annum, which will accrue and be payable in-kind and capitalized quarterly to the principal amount thereof. A portion of the Bridge Facility will be funded upon the Closing, with the remaining amount to be funded post-Closing upon satisfaction of specified conditions, and will mature 270 days after Closing. The Bridge Facility will include a $1.0 million transaction fee which will be due at maturity. The Company will have the right to prepay the Bridge Facility at any time, in whole or in part, in cash without premium or penalty. The Bridge Facility will contain customary representations and certain covenants of the Company, including specified restrictions on the Company’s ability to make restricted payments, subject to exceptions, as well as customary indemnification provisions in favor of the lender thereunder. The Asset Purchase Agreement may be terminated if, among other things, the Closing (other than any deferred closing with respect to specified assets subject to authorization of the Surface Transportation Board of the United States) has not occurred on or before October 2, 2026 (the “Outside Date”), provided that the Outside Date may be extended to October 16, 2026 by the Sellers, subject to Seller Related Party’s consent, and thereafter by the mutual written consent of the parties.

The Company expects the Closing to occur in early October 2026.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby, including the Acquisition, is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Sellers in the Asset Purchase Agreement, the offering of the Shares is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the Asset Purchase Agreement and the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated September 14, 2026, by and among 5E Advanced Materials, Inc. and the other parties named therein.
99.1	Press Release, dated September 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this Current Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the approval of the Asset Purchase Agreement and the sale of the Specified Assets by the Bankruptcy Court, including the entry of the Sale Order authorizing the transfer of the Specified Assets free and clear of liens, claims and encumbrances, the expected consummation of the Acquisition and timing thereof, and the funding of the Bridge Facility financing and material terms thereof. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected, including, but not limited to, the important factors discussed in the Company’s most recently filed Annual Report on Form 10-K, and as further updated from time to time in the Company’s other filings with the Commission. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	September 15, 2026	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer